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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-3 of JP Foodservice, Inc. of our report dated July 15, 1996, with respect to the combined financial statements of Arrow Paper and Supply Co., Inc. and Affiliate for the year ended December 29, 1995. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ BLUM SHAPIRO & COMPANY, P.C.

West Hartford, Connecticut
October 25, 1996